Exhibit 10.1

ENESCO GROUP, INC.

AMENDED AND RESTATED

1996 LONG-TERM INCENTIVE PLAN

(Amended and Restated As of January 24, 2006)

1. Purpose. The purpose of this Amended and Restated 1996 Long-Term Incentive Plan (the “Plan”) is to advance and promote the interests of Enesco Group, Inc. (the “Company”) and its Subsidiaries by providing key management employees of the Company and its Subsidiaries with an incentive to achieve corporate objectives, to attract and retain key management employees of outstanding competence and to provide such individuals with an equity interest in the Company through the ownership of Shares and by providing for payments to such individuals based on the appreciation in value or value of such Shares.

2. Definitions. When used herein, the following terms shall have the meaning set forth below:

2.1 “Award” means an Option, an Option granted in tandem with an SAR, a Performance Plan Award, a Phantom Stock Unit Award, a Restricted Stock Award, a Restricted Stock Award granted in tandem with an Option, an SAR, a Stock Bonus Award, or any other equity-based instrument approved by the Committee, or any combination thereof, granted under the Plan.

2.2 “Award Agreement” means a written agreement, which shall be duly executed by the Company and the Employee and which shall set forth the terms and conditions of an Award under the Plan. In the event of any conflict between this Plan document and the Award Agreement, the terms of this Plan document shall control.

2.3 “Board” means the Board of Directors of Enesco Group, Inc.

2.4 “Cause” means, as determined by the Company, in its sole discretion: (a) the continued failure by the Employee to perform substantially the Employee’s duties with the Company or a Subsidiary (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Company, which demand specifically identifies the manner in which the Company believes that the Employee has not substantially performed the Employee’s duties or (b) the willful engagement by the Employee in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries, including by way of example, but not by way of limitation, the Employee’s engaging in fraud, misappropriation of property of the Company or its Subsidiaries, or gross misconduct damaging to such property or the business of the Company or its Subsidiaries, or the Employee’s conviction for a felony or a violation of any material policy of the Company or its Subsidiaries.

The determination that a termination of the Employee’s employment is either for Cause or not for Cause for the purposes of the Plan shall be made by the Company, in its sole discretion. Any determination by the Company that the Employee’s employment was terminated not for Cause for the purposes of outstanding Awards held by such Employee or for any other purpose of the Plan shall have no effect upon any determination of the rights or obligations of the Company or such Employee for any other purpose.

Notwithstanding the foregoing or any other provision of this Plan, the foregoing definition of Cause shall supersede any definition of Cause (or any analogous term) set forth in an Award Agreement. If no definition of Cause (or any analogous term) is set forth in such Award Agreement, the foregoing definition shall apply.

2.5 “Code” means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.6 “Committee” means the Human Resources and Compensation Committee of the Board or any other committee appointed by the Board that is invested by the Board with responsibility for the administration of the Plan, which Committee shall be composed of not less than three directors of the Company elected or to be elected as members of the Committee from time to time by the Board. Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and any applicable stock exchange requirements.

2.7 “Company” means Enesco Group, Inc.

2.8 “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

2.9 “Employee Shareholder” means an Employee who, at the time an Incentive Stock Option is granted, owns, as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of: (a) the Company; or (b) if applicable, a Subsidiary or a Parent.

2.10 “Employees” means officers (including officers who are members of the Board) and other key employees of the Company or any of its Subsidiaries.

2.11 “ERISA” means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

2.13 “Fair Market Value” means with respect to the Shares, (a) the closing price of the Shares on the New York Stock Exchange or such other exchange on which Shares are then traded or admitted to trading (or quoted), on the determination date, (b) if no sale takes place on such date on any such exchange (or quotation system), the average of the last reported closing bid and asked prices on such date as officially quoted on any such exchange (or quotation system), or (c) if the Shares are not then listed or admitted to trading on any such exchange, the average of the last reported closing bid and asked prices on such date on the over-the-counter market (or quotation system); provided, however, if there shall be no public market for the Shares the price shall be the fair market value determined in good faith by the Board, or the Committee if one has been appointed, in its discretion, which determination may, but need not, be based on (i) the advice of an independent financial advisor or (ii) the last known price per Share paid by a purchaser in an arm’s length transaction. For purposes of (a) above, the NASDAQ Stock Market shall be deemed an exchange. If there shall be a public market for the Shares, and the foregoing references are unavailable or inapplicable, then the Fair Market Value shall be determined on the basis of the appropriate substitute public market price indicator as determined by the Committee, in its sole discretion.

2.14 “Grant Date” means the date on which the Committee approves the grant of the Award.

2.15 “Incentive Stock Option” means an Option intending to meet the requirements and containing the limitations and restrictions set forth in Section 422 of the Code and designated in the Award Agreement as an Incentive Stock Option.

2.16 “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

2.17 “Option” means the right to purchase the number of Shares specified by the Committee, at the closing bid price the day of the Grant Date, and for a term fixed by the Committee, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose.

2.18 “Parent” means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.19 “Performance Goals” has the meaning ascribed to it in Section 11 of the Plan.

2.20 “Performance Period” has the meaning ascribed to it in Section 11 of the Plan.

2.21 “Performance Plan Award” means the right to receive Options, Phantom Stock Unit Awards, Restricted Stock Awards, SARs, Shares, Stock Bonus Awards or units (representing such monetary amount as designated by the Committee and payable in cash or in Shares) pursuant to Section 11 of the Plan, which right is based on, or subject to, in whole or in part, the achievement of certain performance criteria specified by the Committee.

2.22 “Phantom Stock Unit” means a contractual right to receive Shares or the value of Shares in the future.

2.23 “Plan” means the Amended and Restated 1996 Enesco Group, Inc. Long-Term Incentive Plan.

2.24 “Regulation T” means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

2.25 “Restricted Period” means the period of time during which Phantom Stock Units vest or performance goals must be achieved with respect to Phantom Stock Units, as specified in the Award Agreement applicable to the Phantom Stock Units.

2.26 “Restricted Stock Award” means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Restricted Stock Award Agreement and the Plan.

2.27 “Restricted Stock Award Agreement” means an Award Agreement executed in connection with a Restricted Stock Award.

2.28 “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

2.29 “SAR” means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination of cash and Shares, as determined by the Committee, no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

2.30 “SAR Base Price” means the Fair Market Value of a Share on the date an SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee’s discretion, the option price of a Share subject to the Option.

2.31 “Shares” means shares of the Company’s common stock $0.125 par value each or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

2.32 “Stock Bonus Award” means the right to receive Shares as provided in Section 10 of the Plan.

2.33 “Subsidiary” or “Subsidiaries” means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.34 “Successor” means the legal representative of the estate of a deceased Employee or the person or persons or trust who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Employee.

2.35 “Term” means the period during which a particular Award may be exercised.

3. Administration. The Plan shall be administered by the Committee subject to the provisions of the Plan. The Committee is authorized to approve the timing, recipients and grants of Awards under the Plan, to interpret the Plan and such Awards, to amend and revise the Plan and the Awards, and to make other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be conclusive, subject to Board and/or shareholder approval, if necessary. The Committee shall act pursuant to a majority vote or by unanimous written consent. A majority of the Committee shall constitute a quorum. The Committee has authority, in its discretion, to delegate administrative powers, including, but not limited to, those set forth in this section.

4. Shares Subject to the Plan. The aggregate number of shares, which are authorized and may be issued under Awards granted pursuant to the Plan, shall not exceed 3,000,000 shares of the Company’s common stock $0.125 par value each. Such Shares shall be either authorized, but unissued Shares, or authorized issued Shares that shall have been reacquired by the Company. Such aggregate number of Shares may be adjusted under Section 17 below. Any Shares subject to issuance upon exercise of Options or SARs, or vesting of Performance Plan Awards, but which are not issued because of a surrender, lapse, expiration, forfeiture or termination of any such Option, SAR or Performance Plan Award prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued pursuant to a Restricted Stock Award which are subsequently forfeited pursuant to the terms of the related Restricted Unit Award Agreement shall once again be available for issuance in satisfaction of Awards. In addition, if Shares are not delivered pursuant to a Phantom Stock Unit Award or a SAR Award that is not related to an Option because the Award is paid in cash or Shares subject to the Award are withheld to satisfy applicable tax withholding obligations upon exercise, payment or settlement of an Award other than Restricted Stock, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

5. Eligibility. Awards shall be granted under the Plan to such Employees as the Committee shall determine from time to time. In determining the Employees to whom Awards shall be granted and the number of Shares to be issued or subject to purchase or issuance under such Awards, the Committee shall take into account the recommendations of the Company’s management as to the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

6. Allotment of Shares. The Committee shall determine the total number of Shares to be offered to each Employee under the Plan; provided, however, that no Employee may be granted (a) Options which exceed 200,000 Shares under the Plan in any calendar year, and (b) Performance Plan Awards, SARs, Restricted Stock Awards and Stock Bonus Awards which exceed 100,000 Shares under the Plan in any calendar year. In addition, the Committee may not make grants of Performance Plan Awards, SARs, Restricted Stock Awards and Stock Bonus Awards which exceed 900,000 Shares.

7. Stock Options.

7.1 Types of Options. Options granted pursuant to the Plan may be either Incentive Stock Options or Non-qualified Stock Options. It is the intent of the Company that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

7.2 Option Price. The Shares shall be offered from time to time under the Plan at a price that shall be not less than the greater of (a) 100% of the Fair Market Value of the Company’s common stock on the date the Option is granted, or (b) the par value of the Company’s common stock subject to the Option; provided, however, that the price shall be not less than 110% of such Fair Market Value in the case of Shares offered under any Incentive Stock Option granted to an Employee Shareholder.

7.3 Terms and Conditions of Options. The Committee shall have power, subject to the limitations contained in the Plan, to prescribe the terms and conditions of any Option granted hereunder. Each such Option shall be evidenced by an Award Agreement, which shall prescribe the following terms and conditions and such other terms and conditions as the Committee may deem necessary or advisable:

(a) Duration of Options. Except as hereinafter otherwise provided, Options granted under the Plan shall not be exercisable for a term of more than ten (10) years from the date of grant, but shall be subject to earlier termination as hereinafter provided. No Option granted in tandem with an SAR shall be exercisable during the first six (6) months following the date of grant of the SAR, except that this limitation shall not apply in the event that it is permissible under Rule 16b-3 to exercise the Option prior to the expiration of the six month period. Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an Employee Shareholder, then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

(b) Termination of Options.

(1) Disability, or Retirement at or after age 59-1/2. If the Employee’s employment with the Company or any Subsidiary terminates by reason of Disability, or by reason of retirement at or after age 59-1/2, if not sooner terminated pursuant to their terms, all outstanding Options then held by the Employee that have vested as of the date of Disability or date of retirement shall be exercisable for the remainder of the Term of the Options by the Employee or his or her guardian or legal representative(s), except further that in the case of Incentive Stock Options the period for such exercise following such termination shall be limited to three (3) months.

(2) Termination by Voluntary Resignation. If the Employee’s employment with the Company or any Subsidiary is terminated by voluntary resignation for any reason other than Death, Disability or retirement, all outstanding Options, which have vested, then held by the Employee shall be exercisable by the Employee or his or her guardian or legal representative(s), if applicable, during the thirty (30) day period following such Employee’s termination by voluntary resignation.

(3) Death. If the Employee’s employment with the Company or any Subsidiary is terminated by reason of Death, all outstanding Options that have vested as of the date of Death and those that will vest within one (1) year of the date of Death then held by the Employee shall be exercisable by the Employee’s Successor during the eighteen (18) month period following the date of Death.

(4) Termination for Cause. If the Employee’s employment with the Company or any Subsidiary is terminated for Cause, all outstanding Options then held by the Employee shall thereupon be forfeited by the Employee and canceled by the Company as of the date of the Employee’s termination for Cause.

(5) Termination within One Year of Grant. Notwithstanding the foregoing, upon the Employee’s termination of employment with the Company or any Subsidiary at any time for any reason other than Death or Disability, all outstanding Options granted within the last twelve (12) months prior to the Employee’s termination shall thereupon be forfeited by the Employee and canceled by the Company.

8. Stock Appreciation Rights.

8.1 Grant of SAR. The Committee, in its discretion, may grant an Employee an SAR in tandem with an Option or may grant an Employee an SAR on a stand-alone basis. The Committee, in its discretion, may grant an SAR in tandem with an Option either at the time the Option is granted or at any time after the Option is granted, to the extent that such Options at such time have not been exercised and have not been terminated, so long as the grant of the SAR is made during the period in which grants of SARs may be made under the Plan. The Committee, in its discretion, may grant an SAR in tandem with an Option which is exercisable either in lieu of, or in addition to, the exercise of the related Option.

8.2 Limitations on Exercise. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine (which Term, not to exceed ten (10) years, may expire prior to the Term of the related Option). Each SAR granted on a stand-alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Employee upon exercise of such SAR shall be payable in cash and what portion if any, shall be payable in Shares. If, and to the extent, that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

8.3 SARs in Tandem with Incentive Stock Options. With respect to SARs granted in tandem with Incentive Stock Options, the following shall apply:

(a) No SAR shall be exercisable unless the Fair Market Value of the Shares on the date of exercise exceeds the option price of the related Incentive Stock Option.

(b) In no event shall any amounts paid pursuant to the SAR exceed the difference between the Fair Market Value of the Shares on the date of exercise and the option price of the related Incentive Stock Option.

8.4 Surrender of Option or SAR Granted in Tandem. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable, and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can be exercised in addition to the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.

9. Restricted Stock Awards. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions, including, without limitation, performance criteria, vesting, dividend deferral or dividend reinvestment requirements, as the Committee may, in its discretion, determine and set forth in the related Restricted Stock Award Agreements. The Committee, in its discretion, may grant an Employee a Restricted Stock Award on a stand-alone basis or in tandem with an Option. Restricted Stock Awards shall be granted in accordance with, and subject to, the provisions set forth below.

9.1 Issuance of Shares. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement which shall set forth the number of Shares issuable under the Restricted Stock Award. Subject to the restrictions in Section 9.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement (such as requiring the Employee to pay an amount equal to the aggregate par value of the Shares to be issued thereunder), the number of Shares granted under a Restricted Stock Award shall be issued in the recipient Employee’s name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereunder.

9.2 Right of Recipient Employees. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Employee. Subject to the restrictions in Section 9.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement, the Employee shall thereupon be a shareholder with respect to all such Shares and shall have the rights of a shareholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares.

9.3 Restrictions. Except as otherwise determined by the Committee in its sole discretion, each Share issued pursuant to a Restricted Stock Award Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Award Agreement, to the following restrictions until such restrictions have lapsed pursuant to Section 9.4 of the Plan:

(a) Disposition. The Shares awarded to an Employee and the right to vote such Shares or receive dividends on such Shares may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Employee to the Employee’s Successor. Any transfer or purported transfer of such Shares in violation of the restrictions outlined in this Section 9.3 shall be null and void and shall result in the forfeiture of the Shares transferred or purportedly transferred to the Company without notice and without consideration.

(b) Forfeiture. Subject to the provisions of Section 9.4, the Shares awarded to an Employee shall be forfeited to the Company without notice and without consideration therefor immediately upon the termination of the Employee’s employment with the Company and all Subsidiaries of the Company for any reason whatsoever.

9.4 Lapse of Restrictions. The Committee, in its sole discretion, shall determine the circumstances upon which the restrictions set forth in Section 9.3 of the Plan on Shares issued under a Restricted Stock Award shall lapse.

9.5 Surrender of Options or Restricted Stock Granted in Tandem. If the Restricted Stock Award Agreement related to the grant of a Restricted Stock Award in tandem with an Option provides that the Option can only be exercised in lieu of the scheduled vesting for the Restricted Stock Award, then, upon vesting of the Shares subject to the Restricted Stock Award, the related Option or portion thereof with respect to which such Restricted Stock Award becomes vested shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the Shares subject to the related Restricted Stock Award or portion thereof with respect to which such Option is exercised shall be deemed forfeited to the Company and shall be canceled as provided by the Plan or the Restricted Stock Award Agreement.

10. Stock Bonus Awards. Stock Bonus Awards may be granted under the Plan with respect to Shares, and shall be granted, subject to the provisions of the Plan, upon such terms and conditions as the Committee may determine in its discretion. The Committee, in its discretion, may require the Employees to whom Stock Bonus Awards are granted to pay the Company an amount equal to the aggregate par value of the Shares to be issued to such Employees. Subject to the Employee delivering in cash or by check the amounts, if any, required to be paid pursuant to this Section 10 or pursuant to Section 20 of the Plan (relating to taxes), Shares shall be issued in the Employee’s name as soon as reasonably practicable following the date of grant, or if such payments are required, following the date of such payments. The Company shall deliver such Shares to the Employee and the Employee shall thereupon be a shareholder with respect to all such Shares and shall have all the rights of a shareholder with respect to such Shares.

11. Performance Plan Awards.

11.1 Performance Plan Awards. Performance Plan Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Plan Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, including the terms of the Plan applicable to any underlying type of Award that is the subject of a Performance Plan Award (i.e., an Option, an Option granted in tandem with an SAR, a Phantom Stock Unit Award, a Restricted Stock Award, a Restricted Stock Award granted in tandem with an Option, an SAR or a Stock Bonus Award, as the case may be), the Committee shall determine the number of Performance Plan Awards to be granted to an Employee, the terms and conditions applicable to any particular Performance Plan Award made to an Employee and, in the case of a Performance Plan Award of units, the monetary amount represented by each such unit.

11.2 Performance Goals and Performance Periods. A Performance Plan Award shall provide that in order for an Employee to vest, in whole or in part, in such Performance Plan Award the Company and/or the Employee must achieve certain individual and/or aggregate performance criteria (“Performance Goals”) over a designated performance period, which period may be no less than twelve months subject to earlier termination by reason of death, disability or termination of employment, as determined by the Committee (“Performance Period”). The Performance Goals and Performance Period shall be established by the Committee, in its sole discretion. The Committee also may establish a schedule or schedules for any such Performance Period setting forth the portion of the Performance Plan Award that will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals the Committee may use such measures as cumulative or non-cumulative return on equity, return on assets and operating income, earnings growth, revenue growth or such other individual and/or aggregate measure or measures of performance in such manner as it deems appropriate. During the Performance Period, the Committee, except as provided otherwise in the Award Agreement evidencing the Performance Plan Award, shall have the authority to adjust upward or downward the Performance Goals in such manner as it deems appropriate.

11.3 Payments of Units. An employee who has been granted a Performance Plan Award of units shall be entitled to receive a payment with respect to such units in an amount equal to the number of units earned at the conclusion of the respective Performance Period times the dollar value of each unit. Payment in settlement of such unit shall be made in cash, in Shares, or in any combination thereof, as the Committee in its sole discretion shall determine, and shall be made as soon as practicable following the conclusion of the respective Performance Period and the calculation of the dollar value of such units.

12. Phantom Stock Unit Awards.

12.1 Phantom Stock Unit Awards may be granted under the Plan subject to the provisions of the Plan, upon such terms and conditions as the Committee may determine in its discretion.

12.2 Value of Phantom Stock Units. Each Phantom Stock Unit shall have an initial value that is established by the Committee on the Grant Date. The Committee may set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Phantom Stock Units that will be paid out to the Participant.

12.3 No Rights as Shareholders. No Participant shall have any rights as a shareholder with respect to any Phantom Stock Units subject to his Award.

12.4 Vesting or Earning of Phantom Stock Units. Subject to the terms of the Plan, after the applicable Restricted Period has ended, the Employee shall be entitled to receive a payout of the number and value of Phantom Stock Units vested or earned, as the case may be, by the Employee over the Restricted Period. If the Committee establishes performance goals for a Phantom Stock Unit Award, the number and value of Phantom Stock Units will be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved.

12.5 Form and Timing of Payment of Phantom Stock Units. Except as provided below, payment of vested or earned Phantom Stock Units shall be made in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the vested or earned Phantom Stock Units at the close of the applicable Restricted Period. At the Grant Date or shortly thereafter, the Committee, in its sole discretion and in accordance with terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise vested or earned Phantom Stock Unit Award. At the sole discretion of the Committee, Employees may be entitled to receive any dividends declared with respect to Shares earned in connection with a Phantom Stock Unit Award which has been vested or earned, but not yet distributed to Employees (such dividends shall be subject to the same forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, if any).

12.6 Effect of Termination. The Committee, in its sole discretion, shall set forth in the applicable Phantom Stock Unit Award Agreement the extent to which an Employee shall have the right to a payout of a Phantom Stock Unit Award following a Termination. Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

12.7 Change in Control. The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which an Employee shall have the right to a payout of a Phantom Stock Unit Award in the event of a Change in Control (as defined below). Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

13. Exercise of Rights Under Options or SARs.

13.1 Notice of Exercise. An Employee entitled to exercise an Option or a SAR shall do so by delivering to the Company’s Human Resources Department a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other relevant information that the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee’s approval (which in the case of Incentive Stock Options must be given at the time of grant), in Shares held by the Employee for at least six months and that are held free and clear of all liens and encumbrances valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option or a SAR until full payment has been made therefor.

13.2 Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the exercise price to the Company; provided, however, that these cashless exercise procedures shall not apply to (a) Incentive Stock Options that are outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted pursuant to the Code and the regulations thereunder without affecting the Options’ qualification under Code Section 422 as Incentive Stock Options or (b) any Award to a participant where the utilization of the cashless exercise procedure would be deemed a violation of Section 13(k) of the Exchange Act. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

14. Award Terms and Conditions. Each Award or each Award Agreement shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee.

15. Rights of Award Holder. The holder of an Award shall not have any of the rights of a shareholder with respect to the Shares subject to purchase or receipt under the Award, except that (a) an Award holder’s rights with respect to a Restricted Stock Award shall be as prescribed in Section 9.2 and (b) shareholder rights with respect to any other Award shall arise at the time and to the extent that the Shares shall be delivered to the holder upon the due exercise or grant of the Award.

16. Nontransferability of Awards. An Award shall not be transferable other than: (a) by will or the laws of descent and distribution, and an Award subject to exercise may be exercised, during the lifetime of the holder of the Award, only by the holder or in the event of death, the holder’s Successor, or in the event of disability, the holder’s personal representative, (b) as otherwise permitted under Rule 16b-3 under the Exchange Act from time to time and allowed by the Committee, or (c) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder; provided, however, that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless such transfer is otherwise permitted pursuant to the Code and the regulations thereunder without affecting the Option’s qualification under Code Section 422 as an Incentive Stock Option.

17. Changes in Stock. In the event of a stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, separation, reorganization, partial or complete liquidation or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or other similar transaction having the same effect of the foregoing, the number and kind of Shares at the time of such change remaining subject to the Plan and to any Award granted or to be granted pursuant to the Plan, the applicable purchase price and any other relevant provisions may be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons. No adjustment provided for in this Section 17 shall require the Company to issue or sell a fractional share under any Award hereunder and any fractional share resulting from any such adjustment shall be deleted from the Award involved.

Notwithstanding anything herein to the contrary, in the event of a “Change in Control” as defined below, including certain consolidation or merger events otherwise giving rise to the adjustments or alternatives described in the above paragraph, the Committee may in its discretion, taking into account the purposes of the Plan, determine that the Awards granted under the Plan shall terminate upon the consummation of the consolidation or merger event or Change in Control, provided that prior to the merger, consolidation or Change in Control, the Employees shall be entitled to exercise any outstanding Award without regard to vesting limitations and all restrictions with respect to outstanding Awards shall lapse. As used herein, “Change in Control” means a Change in Control of a nature that would, in the opinion of the Company’s General Counsel, be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary of the Company, any trustee or fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the shares of the Company)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two (2) consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election previously was so approved cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company’s then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

18. Effective Date; Shareholder Approval; Term. The Plan was originally adopted by the Board of Directors on January 24, 1996 and became effective as of January 24, 1996 and was amended as of April 24, 2003 and May 19, 2004. This Amended and Restated 1996 Enesco Group, Inc. Long-Term Incentive Plan was adopted by the Board of Directors on January 17, 2006 and shall become effective as of January 24, 2006 if approved by the requisite vote of the shareholders. No Award hereunder shall be granted after January 23, 2016 or the earlier suspension or termination of the Plan in accordance with its terms. The Plan shall terminate on January 23, 2016 or on such earlier date as it may be suspended or terminated under the provisions of Section 19 below or as of which all Shares subject to Awards authorized to be granted under the Plan shall have been acquired.

19. Amendment or Discontinuance of the Plan. The Committee may, insofar as permitted by law, at any time or from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever except that, without the appropriate approval of the shareholders of the common stock, no such revision or amendment shall increase the maximum number of Shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which Options may be granted, increase or decrease any option price after the date of grant, or otherwise change the provisions of this Plan, to the extent approval of the holders of the common stock of the Company is required under the applicable laws, rules and/or regulations of the Exchange Act, the Code and/or the New York Stock Exchange.

20. Taxes.

20.1 Right To Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the receipt, vesting or exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before such Shares are delivered pursuant to the Award. Further, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Employee. The Company also shall have the right to deduct from any cash payment payable to a person pursuant to an Award the amount of any taxes that the Company is required by law to withhold with respect to such cash payment. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying disposition under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter to the Employee.

20.2 Employee Election to Withhold Shares. Subject to Committee approval (which in the case of Incentive Stock Options must be given at the time of grant), an Employee may elect to satisfy the tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if an Employee is subject to Section 16(b) of the Exchange Act at the time the Option is exercised, such election must satisfy the requirements of Rule 16b-3.

21. Applicable Laws or Regulations and Notification of Disposition. The Company’s obligation to sell and deliver Shares under an Award is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations applying to the authorization, issuance, listing or sale of securities. The Company also may require in connection with any exercise of an Incentive Stock Option that the Employee agree to notify the Company when making any disposition of the Shares, whether by sale, gift, or otherwise, within two (2) years of the date of grant or within one (1) year of the date of exercise.

22. No Employment Right; No Obligation to Exercise Option. Nothing contained in the Plan, or in any Award granted under it, shall confer upon any participant any right to continued employment by the Company or any of its subsidiaries or limit in any way the right of the Company or any subsidiary to terminate the Employee’s employment at any time.

CH2 20183586.6